UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2007
Asset Acceptance Capital Corp.
______________________
(Exact name of registrant as specified in its charter)

Delaware	000-50552	80-0076779

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28405 Van Dyke Avenue, Warren, Michigan	48093

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	586-939-9600
Not Applicable
__________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
SIGNATURES

Item 1.02 Termination of a Material Definitive Agreement
On June 5, 2007, Asset Acceptance Capital Corp., a Delaware corporation (“AACC”), entered into a new credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, and a syndication of lenders named therein, which contained a new $100 million revolving credit facility and a new $150 million term loan facility (the “New Credit Agreement”).
On June 12, 2007, the initial funding occurred under the New Credit Agreement and, as a result, AACC’s existing credit agreement, dated as of September 30, 2002, as amended, with JPMorgan Chase Bank, N.A., as agent, and a syndication of lenders named therein (the “Former Credit Agreement”), which contained a $100 million revolving credit facility, terminated simultaneously with such initial funding. The Former Credit Agreement was scheduled to expire in May 2008.
AACC incurred no penalties or prepayment premiums in connection with early termination of the Former Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asset Acceptance Capital Corp.
June 13, 2007	By:	/s/ Nathaniel F. Bradley IV
Name: Nathaniel F. Bradley IV
Title: Chairman of the Board, President and Chief Executive Officer